SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2003

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

ITEM 5. OTHER MATTERS

On August 5, 2003, the Registrant announced, that it has received notification that it is the subject of an investigation by the U.S. Securities and Exchange Commission (SEC). The SEC specifically advised the Registrant that the process under way is a fact-finding investigation and that it has not reached any conclusions regarding the matter. The Registrant reported that it is cooperating fully with the SEC. The Registrant believes the investigation relates directly to the Registrant’s recently concluded internal inquiry commissioned by the Audit Committee of its Board of Directors.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

By:	/s/ NANCY A. RICHARDSON
Nancy A. Richardson Chief Financial Officer, General Counsel and Secretary

Date: August 5, 2003

EXHIBIT INDEX

Exhibit	Description	Page
99.1	Registrant’s press release issued on August 5, 2003, that relates to notification received that the Registrant is the subject of an investigation by the U.S. Securities and Exchange Commission.	4